VZQTR20FIN
Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
July 21, 2025	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Jamie Serino
201-401-5460
jamie.serino@verizon.com

Verizon raises financial guidance for adjusted EBITDA, adjusted EPS and free cash flow after strong Q2 performance

Delivers industry-leading wireless service revenue and grows customer base

America’s #1 network with the most mobility and broadband customers continues to extend its market leadership position

Key 2Q 2025 Highlights
•Grew industry-leading wireless service revenue1 to $20.9 billion
•Expanded high-quality customer base, adding more than 300,000 net additions across mobility and broadband
•Increased Consumer postpaid phone gross additions, both sequentially and year-over-year
•Continued to take broadband market share with both fixed wireless access and best in class Fios offerings
•Deepened customer relationships with segmentation and innovative products and services like Best Value Guarantee, myPlan, myHome, My Biz Plan and the customer service transformation
•J.D. Power, for the 35th time, recognized Verizon for best wireless network quality2, and RootMetrics' 1H 2025 Awards named Verizon the nation's best, fastest, and most reliable 5G network3

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ), serving the most mobility and broadband customers in the U.S.4, reported strong financial performance and customer growth for second-quarter 2025. The company's diversified wireless and broadband

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portfolio, tailored to all market segments, and its diverse revenue streams continue to drive financial success. Verizon also made key moves to attract and retain customers in the second quarter with its 3-year price lock and free phone guarantee, and the industry-leading launch of AI-powered innovations for personalized customer service and an enhanced customer experience. Verizon will continue to focus on its three priorities of growing wireless service revenue, expanding adjusted EBITDA5 and generating strong free cash flow5 as it heads into the second half of the year with momentum.
"Verizon's strong second-quarter financial performance reflects our high-quality, industry-leading customer base, our multiple growth paths, the success of our disciplined, segmented approach, and the inherent strength of our company,” said Verizon Chairman and CEO Hans Vestberg. "Our unmatched and award-winning network combined with our financial strength enables us to continually innovate and enhance our products and services, empowering how people live, work and play. With momentum and a clear path forward, we are raising our full-year guidance for adjusted EBITDA5, adjusted EPS5 and free cash flow5 as we move into the second half of the year and advance toward closing the Frontier acquisition."

2Q 2025 Highlights
Consolidated: Strong financial performance with significant increases in net income, adjusted EBITDA5, earnings per share (EPS) and cash flow

•EPS of $1.18 in second-quarter 2025 compared to EPS of $1.09 in second-quarter 2024; adjusted EPS5, excluding special items, of $1.22 compared to $1.15 in second-quarter 2024.
•Total operating revenue of $34.5 billion in second-quarter 2025, up 5.2 percent year-over-year.
•Cash flow from operations totaled $16.8 billion in first-half of 2025, up from $16.6 billion in first-half of 2024.
•Free cash flow5 was $8.8 billion in first-half of 2025, up from $8.5 billion in first-half of 2024.
•Consolidated net income for second-quarter 2025 was $5.1 billion compared to $4.7 billion in second-quarter 2024. Consolidated adjusted EBITDA5 was $12.8 billion in second-quarter 2025 compared to $12.3 billion in second-quarter 2024.
•Wireless service revenue1 in second-quarter 2025 was an industry-leading $20.9 billion, up 2.2 percent year-over-year.

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•Wireless equipment revenue of $6.3 billion in second-quarter 2025, up 25.2 percent year-over-year.
•Verizon's total unsecured debt as of the end of second-quarter 2025 was $119.4 billion, compared to $117.3 billion at the end of first-quarter 2025 and $125.3 billion at the end of second-quarter 2024. The company's net unsecured debt5 at the end of second-quarter 2025 was $116.0 billion. At the end of second-quarter 2025, Verizon's ratio of unsecured debt to consolidated net income (LTM) was 6.4 times and its net unsecured debt to consolidated adjusted EBITDA ratio5 was 2.3 times.

Broadband: Verizon continued to take broadband market share by offering customers unparalleled choice and flexibility
•Delivered 293,000 broadband net additions in second-quarter 2025.
•Total fixed wireless access net additions of 278,000 in second-quarter 2025, growing the base to over 5.1 million fixed wireless access subscribers. The company is well-positioned to achieve the next milestone of 8 to 9 million fixed wireless access subscribers by 2028.
•Total broadband connections grew to more than 12.9 million as of the end of second-quarter 2025, representing a 12.2 percent increase year-over-year.
•Verizon is expanding its Fios footprint and remains on track to achieve 650,000 new passings in 2025.

Verizon Consumer: Customer engagement with offerings fueled a 6.9 percent year-over-year increase in Consumer revenue, which reached $26.6 billion in second-quarter 2025
•Consumer wireless service revenue in second-quarter 2025 was $17.4 billion, up 2.3 percent year-over-year.
•Consumer wireless retail postpaid churn was 1.12 percent in second-quarter 2025, and wireless retail postpaid phone churn was 0.90 percent.
•Consumer wireless postpaid average revenue per account (ARPA) of $147.50 in second-quarter 2025, an increase of 2.3 percent year-over-year.
•In second-quarter 2025, Consumer reported 51,000 wireless retail postpaid phone net losses compared to 109,000 postpaid phone net losses in second-quarter 2024.
•In second-quarter 2025, Consumer reported 50,000 wireless retail core prepaid6 net additions compared to 12,000 net losses in second-quarter 2024.
•In second-quarter 2025, Consumer operating income was $7.6 billion, an increase of 0.5 percent year-over-year, and segment operating income margin was 28.7 percent, compared to 30.5 percent in second-quarter 2024. Segment EBITDA5 in second-quarter 2025 was $11.2 billion, an increase of 2.1 percent year-over-year. These results were driven by improvements in Consumer wireless service revenue. Segment EBITDA margin5 in second-quarter 2025 was 42.1 percent compared to 44.1 percent in second-quarter 2024.

Verizon Business: Strong execution increased operating income 27.6 percent year-over-year
•Total Verizon Business revenue was $7.3 billion in second-quarter 2025, a decrease of 0.3 percent year-over-year.
•Business wireless service revenue in second-quarter 2025 was $3.6 billion, an increase of 1.6 percent year-over-year.

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•Business reported 65,000 wireless retail postpaid net additions in second-quarter 2025. This result included 42,000 postpaid phone net additions.
•Business wireless retail postpaid churn was 1.61 percent in second-quarter 2025, and wireless retail postpaid phone churn was 1.26 percent.
•In second-quarter 2025, Verizon Business operating income was $638 million, an increase of 27.6 percent year-over-year, resulting in segment operating income margin of 8.8 percent, an increase from 6.8 percent in second-quarter 2024. Segment EBITDA5 in second-quarter 2025 was $1.7 billion, an increase of 5.8 percent year-over-year. Segment EBITDA margin5 in second-quarter 2025 was 22.9 percent, an increase from 21.6 percent in second-quarter 2024.
Outlook and guidance
The company does not provide a reconciliation for certain of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.
Strong operational execution in the first half of 2025 coupled with favorable tax reform gives Verizon the confidence to provide the following updated guidance for the full year:

•Adjusted EBITDA5 growth of 2.5 percent to 3.5 percent.
•Adjusted EPS5 growth of 1.0 percent to 3.0 percent.
•Cash flow from operations of $37.0 billion to $39.0 billion.
•Free cash flow5 of $19.5 billion to $20.5 billion.

In addition, for 2025, Verizon continues to expect the following:

•Total wireless service revenue1 growth of 2.0 percent to 2.8 percent.
•Capital expenditures of $17.5 billion to $18.5 billion.

Our 2025 financial guidance does not reflect any assumptions regarding the pending acquisition of Frontier.

1 Total wireless service revenue represents the sum of Consumer and Business segments. Reflects the reclassification of recurring device protection and insurance related plan revenues from other revenue into wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
2 Verizon is #1 for Network Quality in 4 regions (tied in the Southwest and North Central regions). Verizon has also received the highest number of awards in network quality for the 35th time as compared to all other brands in the J.D. Power 2003-2025 Volume 1 and 2 U.S. Wireless Network Quality Performance Studies. Network Quality measures customers' satisfaction with their network performance with wireless carriers. For J.D. Power 2025 award information, visit jdpower.com/awards for more details.
3 Based on RootMetrics® US National RootScore® Report 1H2025. RootMetrics conducts rigorous, independent, and scientific testing to provide a comprehensive view of network performance. For more information on the RootMetrics methodology and results, visit rootmetrics.com.
4 Measurement is focused on retail connections and excludes reseller activity. Industry leading claims are based on publicly reported customer information or consensus expectations if results are not yet reported.

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5 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
6 Represents total prepaid results excluding SafeLink brand. Includes both phone and non-phone net additions.
Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $134.8 billion in 2024. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology, including artificial intelligence, and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; changes to international trade and tariff policies and related economic and other impacts; cyberattacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, natural disasters or extreme weather conditions; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; the impact of public health crises on our business, operations, employees and customers; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and risks associated with mergers, acquisitions, divestitures and other strategic transactions, including our ability to consummate the proposed acquisition of Frontier Communications Parent, Inc. and obtain cost savings, synergies and other anticipated benefits within the expected time period or at all.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 6/30/24	% Change	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24	% Change

Operating Revenues
Service revenues and other	$28,249	$27,798	1.6	$56,336	$55,418	1.7
Wireless equipment revenues	6,255	4,998	25.2	11,653	10,359	12.5
Total Operating Revenues	34,504	32,796	5.2	67,989	65,777	3.4

Operating Expenses
Cost of services	6,878	6,904	(0.4)	13,828	13,871	(0.3)
Cost of wireless equipment	7,007	5,567	25.9	13,113	11,472	14.3
Selling, general and administrative expense	7,812	8,024	(2.6)	15,686	16,167	(3.0)
Depreciation and amortization expense	4,635	4,483	3.4	9,212	8,928	3.2
Total Operating Expenses	26,332	24,978	5.4	51,839	50,438	2.8

Operating Income	8,172	7,818	4.5	16,150	15,339	5.3
Equity in earnings (losses) of unconsolidated businesses	(3)	(14)	(78.6)	3	(23)	*
Other income (expense), net	79	(72)	*	200	126	58.7
Interest expense	(1,639)	(1,698)	(3.5)	(3,271)	(3,333)	(1.9)
Income Before Provision For Income Taxes	6,609	6,034	9.5	13,082	12,109	8.0
Provision for income taxes	(1,488)	(1,332)	11.7	(2,978)	(2,685)	10.9
Net Income	$5,121	$4,702	8.9	$10,104	$9,424	7.2

Net income attributable to noncontrolling interests	$118	$109	8.3	$222	$229	(3.1)
Net income attributable to Verizon	5,003	4,593	8.9	9,882	9,195	7.5
Net Income	$5,121	$4,702	8.9	$10,104	$9,424	7.2

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.18	$1.09	8.3	$2.34	$2.18	7.3
Weighted-average shares outstanding (in millions)	4,224	4,215		4,223	4,215

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$1.18	$1.09	8.3	$2.34	$2.18	7.3
Weighted-average shares outstanding (in millions)	4,228	4,221		4,227	4,220
Footnotes:
(1)Where applicable, Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
* Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	6/30/25	12/31/24	$ Change

Assets
Current assets
Cash and cash equivalents	$3,435	$4,194	$(759)
Accounts receivable	27,440	27,261	179
Less Allowance for credit losses	1,165	1,152	13
Accounts receivable, net	26,275	26,109	166
Inventories	2,137	2,247	(110)
Prepaid expenses and other	6,999	7,973	(974)
Total current assets	38,846	40,523	(1,677)

Property, plant and equipment	332,529	331,406	1,123
Less Accumulated depreciation	224,460	222,884	1,576
Property, plant and equipment, net	108,069	108,522	(453)
Investments in unconsolidated businesses	807	842	(35)
Wireless licenses	156,820	156,613	207
Goodwill	22,841	22,841	—
Other intangible assets, net	10,635	11,129	(494)
Operating lease right-of-use assets	23,949	24,472	(523)
Other assets	21,318	19,769	1,549
Total assets	$383,285	$384,711	$(1,426)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$22,067	$22,633	$(566)
Accounts payable and accrued liabilities	19,880	23,374	(3,494)
Current operating lease liabilities	4,731	4,415	316
Other current liabilities	14,274	14,349	(75)
Total current liabilities	60,952	64,771	(3,819)

Long-term debt	123,929	121,381	2,548
Employee benefit obligations	11,170	11,997	(827)
Deferred income taxes	46,568	46,732	(164)
Non-current operating lease liabilities	19,164	19,928	(764)
Other liabilities	17,141	19,327	(2,186)
Total long-term liabilities	217,972	219,365	(1,393)

Equity
Common stock	429	429	—
Additional paid in capital	13,412	13,466	(54)
Retained earnings	93,275	89,110	4,165
Accumulated other comprehensive loss	(1,475)	(923)	(552)
Common stock in treasury, at cost	(3,292)	(3,583)	291
Deferred compensation – employee stock ownership plans and other	714	738	(24)
Noncontrolling interests	1,298	1,338	(40)
Total equity	104,361	100,575	3,786
Total liabilities and equity	$383,285	$384,711	$(1,426)

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	6/30/25		12/31/24

Total debt	$145,996		$144,014
Unsecured debt	$119,396		$117,876
Net unsecured debt(1)	$115,961		$113,682
Unsecured debt / Consolidated Net Income (LTM)	6.4	x	6.6	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.3	x	2.3	x
Common shares outstanding end of period (in millions)	4,216		4,210
Total employees (‘000)(3)	100.0		99.6
Quarterly cash dividends declared per common share	$0.6775		$0.6775
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24	$ Change

Cash Flows from Operating Activities
Net Income	$10,104	$9,424	$680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,212	8,928	284
Employee retirement benefits	331	354	(23)
Deferred income taxes	95	282	(187)
Provision for expected credit losses	1,135	1,119	16
Equity in losses of unconsolidated businesses, inclusive of dividends received	29	33	(4)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(3,318)	(3,572)	254
Other, net	(831)	1	(832)
Net cash provided by operating activities	16,757	16,569	188

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(7,953)	(8,071)	118
Acquisitions of wireless licenses	(234)	(613)	379
Other, net	997	(426)	1,423
Net cash used in investing activities	(7,190)	(9,110)	1,920

Cash Flows from Financing Activities
Proceeds from long-term borrowings	1,676	3,122	(1,446)
Proceeds from asset-backed long-term borrowings	4,962	5,828	(866)
Repayments of long-term borrowings and finance lease obligations	(5,530)	(5,719)	189
Repayments of asset-backed long-term borrowings	(4,512)	(4,008)	(504)
Dividends paid	(5,712)	(5,598)	(114)
Other, net	(1,155)	(687)	(468)
Net cash used in financing activities	(10,271)	(7,062)	(3,209)

Increase (decrease) in cash, cash equivalents and restricted cash	(704)	397	(1,101)
Cash, cash equivalents and restricted cash, beginning of period	4,635	3,497	1,138
Cash, cash equivalents and restricted cash, end of period	$3,931	$3,894	$37
Footnote:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 6/30/24	% Change	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24	% Change

Operating Revenues
Service(1)	$20,260	$19,851	2.1	$40,326	$39,475	2.2
Wireless equipment	5,369	4,143	29.6	9,901	8,633	14.7
Other(1)	1,019	933	9.2	2,039	1,876	8.7
Total Operating Revenues	26,648	24,927	6.9	52,266	49,984	4.6

Operating Expenses
Cost of services	4,581	4,450	2.9	9,155	8,987	1.9
Cost of wireless equipment	5,806	4,432	31.0	10,718	9,182	16.7
Selling, general and administrative expense	5,036	5,047	(0.2)	10,201	10,136	0.6
Depreciation and amortization expense	3,582	3,394	5.5	7,125	6,703	6.3
Total Operating Expenses	19,005	17,323	9.7	37,199	35,008	6.3

Operating Income	$7,643	$7,604	0.5	$15,067	$14,976	0.6
Operating Income Margin	28.7%	30.5%		28.8%	30.0%

Segment EBITDA(2)	$11,225	$10,998	2.1	$22,192	$21,679	2.4
Segment EBITDA Margin(2)	42.1%	44.1%		42.5%	43.4%
Footnotes:
(1) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
(2) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				6/30/25	6/30/24	% Change

Connections (‘000):
Wireless retail				115,189	114,236	0.8
Wireless retail postpaid				94,948	93,960	1.1
Wireless retail postpaid phone				74,359	74,407	(0.1)
Wireless retail core prepaid(1)				19,017	18,702	1.7

Fios video				2,564	2,818	(9.0)
Fios internet				7,204	7,049	2.2

Fixed wireless access (FWA) broadband				3,077	2,292	34.2
Wireline broadband				7,348	7,238	1.5
Total broadband				10,425	9,530	9.4

Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 6/30/24	% Change	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24	% Change

Gross Additions (‘000):
Wireless retail postpaid	3,277	2,901	13.0	6,247	5,884	6.2
Wireless retail postpaid phone	1,958	1,647	18.9	3,616	3,321	8.9

Net Additions Detail (‘000):
Wireless retail	112	(552)	*	(47)	(693)	93.2
Wireless retail postpaid	90	72	25.0	(163)	147	*
Wireless retail postpaid phone	(51)	(109)	53.2	(407)	(303)	(34.3)
Wireless retail core prepaid(1)	50	(12)	*	187	(143)	*

Fios video	(62)	(65)	4.6	(120)	(133)	9.8
Fios internet	28	24	16.7	69	73	(5.5)

FWA broadband	164	218	(24.8)	363	421	(13.8)
Wireline broadband	17	13	30.8	48	49	(2.0)
Total broadband	181	231	(21.6)	411	470	(12.6)

Churn Rate:
Wireless retail	1.58%	1.63%		1.58%	1.63%
Wireless retail postpaid	1.12%	1.00%		1.13%	1.02%
Wireless retail postpaid phone	0.90%	0.79%		0.90%	0.81%
Wireless retail core prepaid(1)	3.60%	3.59%		3.53%	3.60%

Revenue Statistics (in millions):
Wireless service revenue(2)	$17,369	$16,985	2.3	$34,568	$33,745	2.4
Fios revenue	$2,924	$2,896	1.0	$5,820	$5,792	0.5

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 6/30/24	% Change	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA(2)(3)	$147.50	$144.15	2.3	$146.98	$142.73	3.0
Wireless retail postpaid upgrade rate	4.0%	2.9%
Wireless retail postpaid accounts (‘000)(4)				32,550	32,769	(0.7)
Wireless retail postpaid connections per account(4)				2.92	2.87	1.7
Wireless retail core prepaid ARPU(5)	$32.56	$32.48	0.2	$32.24	$32.37	(0.4)
Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Statistics presented as of end of period.
(5) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 6/30/24	% Change	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24	% Change

Operating Revenues
Enterprise and Public Sector	$3,435	$3,545	(3.1)	$6,892	$7,132	(3.4)
Business Markets and Other	3,346	3,203	4.5	6,660	6,398	4.1
Wholesale	494	552	(10.5)	1,009	1,146	(12.0)
Total Operating Revenues	7,275	7,300	(0.3)	14,561	14,676	(0.8)

Operating Expenses
Cost of services	2,297	2,455	(6.4)	4,673	4,887	(4.4)
Cost of wireless equipment	1,201	1,135	5.8	2,395	2,290	4.6
Selling, general and administrative expense	2,108	2,132	(1.1)	4,140	4,394	(5.8)
Depreciation and amortization expense	1,031	1,078	(4.4)	2,051	2,206	(7.0)
Total Operating Expenses	6,637	6,800	(2.4)	13,259	13,777	(3.8)

Operating Income	$638	$500	27.6	$1,302	$899	44.8
Operating Income Margin	8.8%	6.8%		8.9%	6.1%

Segment EBITDA(1)	$1,669	$1,578	5.8	$3,353	$3,105	8.0
Segment EBITDA Margin(1)	22.9%	21.6%		23.0%	21.2%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				6/30/25	6/30/24	% Change

Connections (‘000):
Wireless retail postpaid				30,947	30,230	2.4
Wireless retail postpaid phone				18,848	18,445	2.2

Fios video				51	58	(12.1)
Fios internet				409	393	4.1

FWA broadband				2,035	1,523	33.6
Wireline broadband				458	458	—
Total broadband				2,493	1,981	25.8

Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 6/30/24	% Change	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,557	1,579	(1.4)	3,061	3,110	(1.6)
Wireless retail postpaid phone	756	737	2.6	1,471	1,431	2.8

Net Additions Detail (‘000):
Wireless retail postpaid	65	268	(75.7)	159	446	(64.3)
Wireless retail postpaid phone	42	135	(68.9)	109	215	(49.3)

Fios video	(1)	(1)	—	(3)	(3)	—
Fios internet	4	4	—	8	8	—

FWA broadband	114	160	(28.8)	223	311	(28.3)
Wireline broadband	(2)	—	*	(2)	(1)	*
Total broadband	112	160	(30.0)	221	310	(28.7)

Churn Rate:
Wireless retail postpaid	1.61%	1.45%		1.57%	1.48%
Wireless retail postpaid phone	1.26%	1.09%		1.21%	1.11%

Revenue Statistics (in millions):
Wireless service revenue(1)	$3,579	$3,521	1.6	$7,144	$6,988	2.2
Fios revenue	$310	$313	(1.0)	$620	$624	(0.6)

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.3%	2.4%
Footnotes:
(1) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				6/30/25	6/30/24	% Change

Connections (‘000)
Retail				146,136	144,466	1.2
Retail postpaid				125,895	124,190	1.4
Retail postpaid phone				93,207	92,852	0.4
Retail core prepaid(1)				19,017	18,702	1.7

Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 6/30/24	% Change	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24	% Change

Net Additions Detail (‘000)
Retail	177	(284)	*	112	(247)	*
Retail postpaid	155	340	(54.4)	(4)	593	*
Retail postpaid phone	(9)	26	*	(298)	(88)	*
Retail core prepaid(1)	50	(12)	*	187	(143)	*

Account Statistics
Retail postpaid accounts (‘000)(2)				34,646	34,766	(0.3)
Retail postpaid connections per account(2)				3.63	3.57	1.7
Retail postpaid ARPA(3)(6)	$170.79	$167.38	2.0	$170.30	$165.83	2.7
Retail core prepaid ARPU(4)	$32.56	$32.48	0.2	$32.24	$32.37	(0.4)

Churn Detail
Retail	1.59%	1.59%		1.58%	1.60%
Retail postpaid	1.24%	1.11%		1.23%	1.13%
Retail postpaid phone	0.97%	0.85%		0.96%	0.87%
Retail core prepaid(1)	3.60%	3.59%		3.53%	3.60%

Retail Postpaid Connection Statistics
Upgrade rate	3.6%	2.8%

Revenue Statistics (in millions)(5)
FWA revenue	$728	$514	41.6	$1,396	$966	44.5
Wireless service(6)	$20,948	$20,506	2.2	$41,712	$40,733	2.4
Wireless equipment	6,255	4,998	25.2	11,653	10,359	12.5
Wireless other(6)	1,021	867	17.8	2,035	1,738	17.1
Total Wireless	$28,224	$26,371	7.0	$55,400	$52,830	4.9
Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
(5) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
(6) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 3/31/25	3 Mos. Ended 12/31/24	3 Mos. Ended 9/30/24	3 Mos. Ended 6/30/24	3 Mos. Ended 3/31/24

Consolidated Net Income	$5,121	$4,983	$5,114	$3,411	$4,702	$4,722
Add:
Provision for income taxes	1,488	1,490	1,454	891	1,332	1,353
Interest expense	1,639	1,632	1,644	1,672	1,698	1,635
Depreciation and amortization expense(1)	4,635	4,577	4,506	4,458	4,483	4,445
Consolidated EBITDA	$12,883	$12,682	$12,718	$10,432	$12,215	$12,155

Add/(subtract):
Other (income) expense, net(2)	$(79)	$(121)	$(797)	$(72)	$72	$(198)
Equity in (earnings) losses of unconsolidated businesses	3	(6)	6	24	14	9
Severance charges	—	—	—	1,733	—	—
Asset and business rationalization	—	—	—	374	—	—
Legacy legal matter	—	—	—	—	—	106
	(76)	(127)	(791)	2,059	86	(83)
Consolidated Adjusted EBITDA	$12,807	$12,555	$11,927	$12,491	$12,301	$12,072
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 6/30/25	12 Mos. Ended 12/31/24

Consolidated Net Income	$18,629	$17,949
Add:
Provision for income taxes	5,323	5,030
Interest expense	6,587	6,649
Depreciation and amortization expense(1)	18,176	17,892
Consolidated EBITDA	$48,715	$47,520

Add/(subtract):
Other income, net(2)	$(1,069)	$(995)
Equity in losses of unconsolidated businesses	27	53
Severance charges	1,733	1,733
Asset and business rationalization	374	374
Legacy legal matter	—	106
	1,065	1,271
Consolidated Adjusted EBITDA	$49,780	$48,791

Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	6/30/25		3/31/25	12/31/24		6/30/24

Debt maturing within one year	$22,067		$22,629	$22,633		$23,255
Long-term debt	123,929		121,020	121,381		126,022
Total Debt	145,996		143,649	144,014		149,277
Less Secured debt	26,600		26,336	26,138		24,015
Unsecured Debt	119,396		117,313	117,876		125,262
Less Cash and cash equivalents	3,435		2,257	4,194		2,432
Net Unsecured Debt	$115,961		$115,056	$113,682		$122,830
Consolidated Net Income (LTM)	$18,629			$17,949
Unsecured Debt to Consolidated Net Income Ratio	6.4	x		6.6	x
Consolidated Adjusted EBITDA (LTM)	$49,780			$48,791
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.3	x		2.3	x

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/25				3 Mos. Ended 6/30/24
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.18				$1.09
Amortization of acquisition-related intangible assets	$192	$(49)	$143	0.03	$219	$(55)	$164	0.04
Severance, pension and benefits charges	—	—	—	—	136	(34)	102	0.02
	$192	$(49)	$143	$0.03	$355	$(89)	$266	$0.06
Adjusted EPS				$1.22				$1.15
Footnote:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24

Net Cash Provided by Operating Activities	$16,757	$16,569
Capital expenditures (including capitalized software)	(7,953)	(8,071)
Free Cash Flow	$8,804	$8,498

Free Cash Flow Forecast for Full Year 2025
(dollars in millions)
Unaudited	Revised Forecast	Original Forecast

Net Cash Provided by Operating Activities Forecast	$37,000 - 39,000	$35,000 - 37,000
Capital expenditures forecast (including capitalized software)	(17,500 - 18,500)	(17,500 - 18,500)
Free Cash Flow Forecast	$19,500 - 20,500	$17,500 - 18,500

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 6/30/24	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24

Operating Income	$7,643	$7,604	$15,067	$14,976
Add Depreciation and amortization expense	3,582	3,394	7,125	6,703
Segment EBITDA	$11,225	$10,998	$22,192	$21,679
Year over year change %	2.1%		2.4%

Total operating revenues	$26,648	$24,927	$52,266	$49,984
Operating Income Margin	28.7%	30.5%	28.8%	30.0%
Segment EBITDA Margin	42.1%	44.1%	42.5%	43.4%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/25	3 Mos. Ended 6/30/24	6 Mos. Ended 6/30/25	6 Mos. Ended 6/30/24

Operating Income	$638	$500	$1,302	$899
Add Depreciation and amortization expense	1,031	1,078	2,051	2,206
Segment EBITDA	$1,669	$1,578	$3,353	$3,105
Year over year change %	5.8%		8.0%

Total operating revenues	$7,275	$7,300	$14,561	$14,676
Operating Income Margin	8.8%	6.8%	8.9%	6.1%
Segment EBITDA Margin	22.9%	21.6%	23.0%	21.2%